UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 23, 2007

Memory Pharmaceuticals Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50642	04-3363475
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Philips Parkway, Montvale, New Jersey		07645
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(201) 802 - 7100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2007, Tony Scullion submitted his resignation from the Board of Directors of Memory Pharmaceuticals Corp. (the "Registrant"), effective January 31, 2007. Mr. Scullion’s resignation is in accordance with the terms of his Employment Agreement with the Registrant, dated February 17, 2006, a copy of which was included as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on February 17, 2006.

On January 23, 2007, the Compensation Committee of the Registrant’s Board of Directors (the "Committee") approved the bonuses for 2006 and the base salary increases for 2007 for the Registrant’s named executive officers and certain other executive officers. In addition, on January 23, 2007 (the "Grant Date") the Committee approved the grant of stock options to each of the Registrant’s named executive officers and to certain other executive officers as part of a larger stock option grant to the Registrant's employees. The stock options have an exercise price of $3.57, the closing price of the Registrant's common stock on the NASDAQ Global Market on the Grant Date, and will vest in equal quarterly installments over the four-year period commencing on the Grant Date.

The 2006 bonuses, 2007 base salaries and option grants for the Registrant’s named executive officers are as follows:

James R. Sulat, President and Chief Executive Officer - $69,125 bonus, $410,000 base salary and 150,000 options

David A. Lowe, Ph.D., Chief Scientific Officer - $71,000 bonus, $369,000 base salary and 200,000 options

Jzaneen Lalani , Vice President, Legal Affairs-$66,000 bonus, $274,000 base salary and 80,000 options

Joseph M. Donabauer, Vice President & Controller - $33,000 bonus, $195,000 base salary and 30,000 options

The Committee determines each executive officer’s actual bonus based on the Registrant’s overall performance and the performance of the executive officer during that year, as measured against the Registrant’s objectives and the executive officer’s personal and corporate goals for that year, which vary by executive officer depending on his/her area(s) of responsibility. Performance objectives for the Registrant for 2006 included, among other things, the achievement of certain preclinical and clinical development and business development goals.

The Registrant will provide additional information regarding the compensation paid to its executive officers for the 2006 fiscal year in its Proxy Statement for the 2007 Annual Meeting of Stockholders.

The Committee also approved amendments to the offer letters of employment for each of Dr. Lowe, Mr. Donabauer, Ms. Lalani and certain of the Registrant’s other executive officers to provide that in the event that such executive officer terminates his or her employment for Good Reason (as defined below), such executive officer’s unvested stock options will become fully vested. Good Reason is defined as the termination by the executive officer of his/her employment within 18 months after a Change in Control (as defined in the executive officer’s offer letter of employment) or the sale of a majority of the Registrant’s assets, obligations or business, provided such termination occurs within three months after: (i) a material diminution in the executive officer’s responsibilities, (ii) a change in the executive officer’s principal work location by more than 50 miles from the Registrant’s current principal offices, or (iii) a reduction in the executive officer’s base salary, unless such reduction is pursuant to a plan that similarly reduces the base salaries of all of the Registrant’s other executive officers.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Memory Pharmaceuticals Corp.

January 29, 2007	By:	/s/ Jzaneen Lalani

Name: Jzaneen Lalani
Title: Vice President, Legal Affairs